SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2002

OMNICOM GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-10551 (Commission File Number)	13-1514814 (I.R.S. Employer Identification No.)

437 Madison Avenue, New York, New York 10022 (Address of Principal Executive Offices) (Zip Code)

(212) 415-3600 (Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure.

On August 6, 2002, Omnicom posted the materials attached as Exhibit 99.1 on its web site (http://www.omnicomgroup.com/FinancialWebcasts). The materials will be used in Omnicom’s conference call about its results of operations for the second quarter of 2002. The call is being simulcast and archived on the internet at http://www.omnicomgroup.com/FinancialWebcasts.

As discussed on page 1 of Exhibit 99.1, the presentation materials contain forward-looking statements within the meaning of the federal securities laws. These statements are only present expectations, and are subject to the limitations listed therein and in Omnicom’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements. The filing of this Report and the furnishing of this information pursuant to Item 9 (including the presentation materials) do not mean that such information is material or that disclosure of such information is required.

Also, on August 5, 2002, Omnicom issued the press release attached as exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.
By:	/s/ PHILIP J. ANGELASTRO Philip J. Angelastro, Senior Vice President, Finance and Controller

Date: August 6, 2002

EXHIBIT INDEX

Exhibit Number	Description
99.1	Omnicom’s August 6, 2002 presentation materials.
99.2	Press Release.